Exhibit 10.13
                                 PROMISSORY NOTE
                                 ---------------

U. S. $400,000.00                                                    May 1, 1999

         FOR VALUE RECEIVED, the undersigned, SPINTEK GAMING TECHNOLOGIES, INC. (hereinafter referred to as "Maker"), promises to pay to the order of MALCOLM C. DAVENPORT, V (hereinafter, together with its heirs and assigns, referred to as "Holder"), at such place as Holder hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Four Hundred Thousand and No/100 Dollars ($400,000.00) together with interest on the principal balance from time to time outstanding during the term of this Note at a rate of ten percent (10%) per annum.

         This Note shall be payable in monthly installments of principal and interest in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) each, commencing on the 30th day of June, 2000, and continuing on the last day of each successive month with a final payment of all unpaid principal hereof, together with all accrued and unpaid interest and late charges, if any, being due on February 28, 2001.

         This Note may be prepaid at any time in whole or in part. All payments made hereon shall be applied first to accrued and unpaid late charges, then to accrued and unpaid interest and the remainder to principal.

         Upon the occurrence of an Event of Default as defined in that certain Collateral Assignment and Security Agreement between Holder and Maker's subsidiary Spinteknology, Inc. dated January 6, 1999 and any amendments thereto (the "Security Agreement"), at the Holder's option, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon shall immediately become due and payable, without notice or demand, and Holder shall have all rights and remedies stated in this Note or the documents which now or hereafter evidence or secure the loan evidenced by this Note (collectively, "Loan Documents"). Holder shall have, in addition to the rights provided herein and therein, the rights and remedies available to it pursuant to the Uniform Commercial Code and other applicable laws. Such rights or remedies shall be cumulative, and the exercise of any right or remedy shall not preclude the exercise of any other right or remedy. From and after maturity, whether by acceleration or otherwise, the principal balance hereunder shall, at Holder's option, bear interest at the Default Rate stated below.

         In the event that Holder institutes legal proceedings to enforce this Note or refers the same to an attorney-at-law for enforcement or collection after default or maturity, Maker agrees to pay to Holder, in addition to any indebtedness due and unpaid, all reasonable costs and expenses of such proceedings, including reasonable attorneys' fees.

         Holder shall not by an act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Holder by this Note or any other instrument or agreement connected


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herewith or related hereto shall be cumulative  and none is exclusive,  and such remedies may be exercised concurrently or consecutively at Holder's option.

         This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the debt evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or retention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under applicable laws
("Maximum Rate") in accordance with the written agreement of the parties. Determination of the rate of interest for the purpose of determining whether this Note is usurious under applicable law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest or other sums deemed to be interest at any time contracted for, charged or received from Maker in connection with this Note. Maker or any endorsers or other parties now or hereafter becoming liable for payment of this Note shall never be required to pay interest on this Note at a rate in excess of the Maximum Rate, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other agreement evidencing or securing the debt, at the time performance of such provisions shall be due, shall involve the payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if from any circumstances Holder shall ever receive as interest an amount which would exceed the Maximum Rate applicable to Maker, such amount which would be excessive interest shall, at the option of Holder, be applied against the unpaid principal balance on this Note or, if this Note has been paid in full, be repaid by Holder to Maker.

         This Note is given and accepted as evidence of indebtedness and not in payment or satisfaction of any indebtedness or obligation.

         If the principal balance of this Note is accelerated, or if the principal balance of this Note is not paid at maturity, then Holder shall have the option to increase the interest rate, as defined hereunder, to eighteen percent (18%) per annum (the "Default Rate"). The Default Rate shall apply to the entire unpaid principal balance of this Note effective as of the earlier of
(i) the due date of the first payment due hereunder not timely paid, or (ii) the date of acceleration.

         If any payment is not received within ten (10) days after its due date, and Holder elects to waive the delinquency by accepting the payment, Maker shall, at Holder's option and without notice or further grace period, pay a late charge equal to four percent (4%) of the late payment, such payment to be due with the succeeding monthly payment. The late charge is an amount which the parties agree is appropriate to compensate Holder for the cost of handling delinquent payments and is in addition to Holder's right to impose a default interest rate and to exercise any other right or remedy for default under this Note or any Loan Document.

         Maker hereby consents and agrees that Holder may at any time, and from time to time, without notice to or further consent from Maker, either with or without consideration, release, surrender or impair any property or other security of any kind or nature whatsoever held by Holder securing this Note; grant releases, compromises and indulgences with respect to this Note or the other Loan Documents as to any persons or entities now or hereafter liable thereunder or hereunder;
                                      -2-
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release any endorser of this Note or the Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Holder shall take or fail to take in connection with this Note or the Loan Documents, or any of them, nor any course of dealing with or any other person, shall be deemed to release Maker's obligations hereunder, affect this Note in any way or afford any Maker any recourse against Holder.

         Maker hereby waives and agrees not to assert or take advantage of (a) any defense that may arise by reason of the lack of authority of any other person or entity, or the failure of Holder to file or enforce a claim against the estate (either in bankruptcy, or any other proceeding) of said Maker; (b) any defense based upon failure of Holder to commence an action against Maker (other than a defense based on a statute of limitations); (c) any duty on the part of Holder to disclose to Maker any facts it may now or hereafter know regarding Maker; (d) demand for payment of any of the indebtedness or performance of any of the obligations hereby evidenced; (e) protest and notice of dishonor or of default to Maker or to any other party with respect to the indebtedness; (i) any and all other notices whatsoever to which Maker might otherwise be entitled; and (j) any defense based on lack of due diligence by Holder in collection, protection, perfection or realization upon any collateral securing the indebtedness evidenced by this Note.

         The liability of Maker under this Note shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person, nor against security or liens available to Holder, its successors, successors-in-title, endorsees or assigns. Maker waives any right to require that an action be brought against any other person or to require that resort be had to any security held by Holder.

         In the event of any dispute, misunderstanding, suit or claim related to this Note or any of the Loan Documents, and if Maker and Holder are unable to resolve said dispute and it becomes necessary to enter into any litigation to resolve such dispute or claim, Maker hereby waives its right to trial by jury in any suit or legal action of any kind or nature brought by Holder against Maker related to this Note or any of the Loan Documents. Maker further agrees that any such litigation shall be heard by a court of appropriate jurisdiction sitting without a jury.

         Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

         This Note and all provisions, conditions, promises and covenants hereof shall be binding in accordance with the terms hereof upon Maker, its successors and assigns, provided nothing herein shall be deemed a consent to any assignment or conveyance which is restricted or prohibited by the terms of this Note or the Loan Documents.

         All notices to Maker and Holder hereunder shall be deemed to have been sufficiently given or served for all purposes when sent pursuant to the notice requirements in the Security Agreement.

         This Note shall be governed and construed under the laws of the State of Georgia.

                                      -3-
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         IN WITNESS WHEREOF, Maker has signed, sealed and delivered this Note as of the date first hereinabove written.

                                     MAKER:

                                        SPINTEK GAMING TECHNOLOGIES, INC.


                                        By:_______________________________

                                        Title: ___________________________

                                        Attest:___________________________

                                        Title: ___________________________

                                                   (CORPORATE SEAL)